JOINT DEVELOPMENT AND SUPPLY AGREEMENT
                               FOR CARD SUBSTRATES

     THIS JOINT DEVELOPMENT AND SUPPLY AGREEMENT FOR CARD SUBSTRATES (the "Agreement") is made this day of July, 2000, by and between UltraCard, Inc., a
                         ---
Nevada corporation having a place of business at 16795 Lark Avenue, Suite 102, Los Gatos, California 95008 ("UltraCard") and Colorado Plasticard, Inc., a Colorado corporation, having a place of business at 10368 W. Centennial Road, Littleton, Colorado 80127 and California Plasticard, Inc., a California corporation having a place of business at 1380 W. Washington Boulevard, Los Angeles, California 90007 (hereinafter referred to collectively as "CPI").

                                    Recitals:
                                    ---------

     (A) UltraCard desires to enter into a Joint Development and Supply Agreement wherein CPI would design, develop and supply card bodies or card substrates (the "Card Substrates") to receive and embed a magnetic media, designated by UltraCard, and, upon successful qualification of the Card Substrates, in UltraCard's sole discretion, to be a supplier of UltraCard's needs thereafter.

     (B) CPI offers development and supply services generally and specifically, has the capability of jointly developing and manufacturing for UltraCard such Card Substrates.

     (C) UltraCard and CPI desire to enter into a Joint Development and Supply Agreement for Card Substrates and to set forth the terms and conditions under which CPI is to provide the design services to UltraCard.

     In consideration of the mutual premises set forth below between UltraCard and CPI, the parties agree as follows:

     (1)  CARD  SUBSTRATE  SPECIFICATIONS

     (A) A Schedule labeled "Initial Card Substrate Specifications" is identified as Exhibit A and attached hereto. Exhibit A represents UltraCard's initial specifications, form, fit and function requirements for the UltraCard Card Substrate.

     (B) CPI shall assist UltraCard in establishing a Card Substrate specification based on the Initial Card Specification of Exhibit A which are to comprise various designs and are to be fabricated from various materials to be specified by UltraCard.

In addition, the card substrates are to meet certain specifications for corrosion, reliability and mechanical functions as specified in ISO Standards applicable to such card substrates and embedded magnetic media, all to be specified by UltraCard in the Card Substrate Specifications. The parties are to agree in writing on Card Substrate specifications (the "Card Substrate Specification") for purposes of proceeding with the Design and Development of Card Substrates set forth in Paragraph 2 set forth below.

     (C) The parties are to mutually agree in writing to any revisions to Card Substrate Specification.

     (2)  DESIGN  AND  DEVELOPMENT  OF  CARD  SUBSTRATES

     (A) During the term of the agreement, CPI agrees to assign to this card substrate project an experienced card substrate engineer to assist UltraCard in the design and development for UltraCard of various card substrates for receiving and embedding a magnetic media meeting the Card Substrate
Specifications (the "UltraCard Card Substrate Project") and to deliver to UltraCard a specified quantity of finished card substrates prototypes as specified below in Paragraph (3).

     (B) CPI will provide UltraCard access to its facilities, facilities' resources, card processing equipment, and equipment operators for a period no less than sixteen (16) hours per week and UltraCard shall have the right to assign UltraCard and employees, consultants or agents, at UltraCard's discretion and expense, as required to enable UltraCard to have such access to CPI during the term of this Agreement.

     (C) CPI is to agree to provide UltraCard with a biweekly written review of all significant matters relating to the UltraCard Card Substrate Project.

     (3)     DELIVERY  OF  FINISHED CARD SUBSTRATES
             PROTOTYPES/EXTENSION OF TERM

     (A) As part of the UltraCard Card Substrate Project and for the original term of the Agreement specified in Paragraph 8(A) below (the "Original Term"), CPI and UltraCard are to agree as follows:

         (i) CPI shall deliver to UltraCard per month, commencing the first month of the Original Term, a minimum of five hundred (500) finished Card Substrates prototypes in various designs and materials meeting the applicable Card Substrate Specifications, the quantities of applicable designs and materials as set forth in a Schedule labeled "Prototype Card Substrate Deliverables" and which is identified as Exhibit A and attached hereto (the "Minimum Deliverable Card Substrates");

         (ii) CPI shall deliver to UltraCard per month, commencing the first month of the Original Term additional finished card Substrates prototypes, in quantities designated by UltraCard, up to a maximum of an additional two thousand (2000) per week of various designs and materials meeting the applicable Card Substrate Specifications, the quantities of applicable designs and materials as set forth in the Schedule labeled "Prototype Card Substrate
Deliverables"  of  Exhibit  A  (the  "Additional  Deliverable Card Substrates").

         (iii) Commencing the second week of the Original Term, CPI shall schedule at least one Card Substrate Fabrication Process per week based on: (a) the Card Substrate Specifications; (b) the quantities of card substrate designs and materials specified by UltraCard; (c) the Minimum Deliverable Card Substrates and (d) the number of Additional Deliverable Card Substrates. CPI and UltraCard shall mutually agree on the lead time required by CPI to meet the UltraCard requirements for the weekly Minimum Deliverable Card Substrates and the weekly number of Additional Deliverable Card Substrates.

     (B) CPI and UltraCard shall meet, and in good faith, negotiate mutually agreeable terms and conditions on a procedure, costs and services for enabling UltraCard to have the right to extend the time for requesting CPI to deliver finished card substrate prototypes for up to an additional two (2) month period beyond the time specified as the Original Term in this Agreement
(the "Extended Term"). UltraCard is to have the right to extend the term for the Extended Term by providing CPI not less that ten (10) days written notice to CPI of UltraCard's election to extend the term as provided herein.

     (4)     DESIGN  AND  CARD  SUBSTRATES  PROJECT  COSTS

     (A) Subject to CPI performing under this Agreement, UltraCard agrees to pay CPI the following amounts under the UltraCard Card Substrate Project:

         (i) Ten Thousand and No/100 Dollars ($10,000.00) per month (the "Monthly Service Fee") for a period of six (6) months of the Original Term for a total of sixty thousand and No/100

Dollars ($60,000) which fees are to cover the design and development services and the Minimum Deliverable Card Substrates per week; and

         (ii) An additional amount per card substrate to be mutually agreed upon by CPI and UltraCard for the weekly number of Additional Deliverable Card Substrates; and

         (iii) If UltraCard extends the term to the Extended Term, such additional amount as required for the additional services, any amounts for Minimum Deliverable Card Substrates for and any amounts for the weekly number of Additional Deliverable Card Substrates to be mutually agreed upon by CPI and UltraCard.

     (5)     PAYMENT  OF  AMOUNTS  DUE  BY  ULTRACARD

     (A) UltraCard agrees to pay to CPI monthly the Monthly Service Fee during the Original Term with the first Monthly Service Fee being due and payable thirty (30) days from the date of the Definitive Agreement and three (3) successive Monthly Service Fee payments to be payable monthly thereafter.

     (B) CPI agrees to bill UltraCard monthly for any amounts due CPI for the Additional Deliverable Card Substrates during the Original Term and any amounts due for additional Services or Deliverable Card Substrates during the Extended Term and UltraCard is to agree to pay the same within thirty (30) days from receipt of the applicable billing.

     (6)     SUPPLY  AGREEMENT

     (A) UltraCard had advised CPI that the card substrate, subject of this Agreement, is to be used for a United States Government special encoded card (the "US Government Card"), and that it is the intent and desire to have CPI become a qualified vendor of card substrates to UltraCard for the US Government Card. Subject to CPI and UltraCard reaching mutually agreement on the specifications applicable to the US Government Card, competitive unit pricing per card substrate and agreed delivery and supply schedules therefor, UltraCard agrees to use its best efforts to have CPI become a qualified vendor of card substrates for the US Government Card.

     (B) Upon successful completion of the specifications for the card substrate and US Government Card and CPI successfully manufacturing and delivering acceptable Card Substrates and subject to CPI providing competitive unit pricing per card substrate and agreed delivery and supply schedules therefor, it is UltraCard's desire to have CPI deliver to UltraCard sufficient quantities of card substrates to meet UltraCard's, needs for its card substrate deliveries of US Government Cards. However, the above shall be non-binding on the parties and the parties shall be bound by only upon executing a mutually acceptable written definitive Government Supply Agreement and which is acceptable, as required, to the United States Government.

     (7)     INTELLECTUAL  PROPERTY

     (A) UltraCard is to exclusively own all intellectual property rights to the Card Substrate and to all technology developed by CPI in connection with the UltraCard Card Substrate Project (the "UltraCard Proprietary Rights").

     (B) To the extent that inventions, ideas, concepts, software modifications, or computer programs are developed by CPI either alone or jointly with employees or representatives of UltraCard relating to UltraCard Proprietary Rights, and whether or not patentable or copyrightable, CPI agrees that all such rights thereto shall be assigned to and vested in UltraCard. CPI further agrees that all original works of authorship which are made by CPI (solely or jointly with others) within the scope of or relating to UltraCard Proprietary Rights and which are protectable by copyright are "works made for hire" as that term is defined in the United States Copyright Act. CPI agrees to execute, without additional compensation, patent applications, copyright applications, copyright assignments, patent assignments, trademark assignments and such other documents reasonably required by Counsel for UltraCard to effectuate the purposes of this paragraph.

     (C) CPI further agrees to assist UltraCard, or its designees, at UltraCard's expense, in every proper way to secure UltraCard's rights in the inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to UltraCard of all pertinent information and data with respect to UltraCard Proprietary Rights, the execution of all applications, specifications, oaths, assignments and all other instruments which UltraCard shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to UltraCard, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. CPI, also, further agrees that its obligation to execute or cause to be executed, when it is in its power to do so, any such instrument or papers shall continue after the termination of this Agreement.

     (D) It is understood that during the performance under this Agreement, there will be a technical exchange between UltraCard, its employees and agents, and CPI. Confidential and proprietary information will be disclosed to and/or developed by UltraCard, its employees and by CPI (the "Confidential Business Information"). It is expressly understood and agreed, as part of this Agreement, UltraCard shall own all of such Confidential Business Information, and that CPI agrees that the same shall be, and is, confidential and proprietary information of UltraCard. It is expressly understood and agreed that CPI shall not have the right to use the Confidential Business Information for CPI's own benefit nor to use the same for the benefit of any third party.

     (E) In the event CPI incorporates any of CPI proprietary rights into the UltraCard Writer/Reader Device or the Card Substrate (the "CPI Rights"), CPI hereby grants to UltraCard a non-exclusive, royalty free right and license to use the CPI Rights.

     (8)     TERM/TERMINATION  RIGHTS

     (A) The Original Term of the Definitive Agreement is to be for six (6) months, which can be extended as provided in Paragraph 3(B), with reasonable rights of cancellation by either party for non-performance or breach of terms by a party providing written notice thereof to the other party, provided,
                                                                       ---------
however, that the  party exercising its rights hereunder shall first provide the
-------
other party with thirty (30) days prior written notice of the non-performance or breach and the other party shall have failed to cure the same within the thirty
(30)  day  period.

     (B) Notwithstanding any other provision of this Agreement, UltraCard is to have the right to terminate and/or cancel this Agreement at any time by providing and delivering to CPI a Written Notice of Termination, which termination shall be effective upon receipt of the same by CPI (the" Effective Date of Termination").

     (C) In the event that UltraCard exercises its rights set forth in Paragraph 8(B) above, UltraCard's obligation shall be to pay the actual costs incurred by CPI to the Effective Date of Termination.

     (9)     INTERPRETATION

     (A) The parties agree that all provisions of this Agreement, and any questions concerning its construction and interpretation, shall be governed by the laws of the State of California.

     (B) This Agreement supersedes any and all previous agreements, written or oral, between the parties relating to the subject matter hereof.

     (C) No amendment or modification of the terms of this Agreement shall be binding upon either party unless reduced to writing and signed by the parties.

     (D) In the event any provision hereof is deemed null and void or unenforceable, the remaining provisions thereof shall remain in full force and effect.

     (10)     NOTICES

     All notices, reports and payments made pursuant to this Agreement shall be in writing and addressed to the parties at the address set forth in the first paragraph of this Agreement unless notice of a different address is supplied by either party to the other.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the day and year set forth below adjacent to their respective signatures, but effective as of the day and year first set forth above.

                                      UltraCard,  Inc.,
                                      a  Nevada  corporation

Date:  July, __ 2000               By____________________________
                                      Don  Mann,
                                      Chief  Technical  Officer

                                      CPI  INC,
                                      a  California  corporation

Date:  July, __ 2000               By____________________________
                                      Leidy  Fogle,
                                      Vice President Manufacturing

                                      CPI  INC,
                                      a  Colorado  corporation

Date:  July, __ 2000               By____________________________

                                   Print_________________________

                                   Title_________________________

                                    EXHIBIT A

                      INITIAL CARD SUBSTRATE SPECIFICATIONS
                      -------------------------------------

DESIGN  SPECIFICATION,                                              A1
 ULTRACARD MAGNETIC
     INSERT/CARD



                                     [LOGO]
                                 ULTRACARD INC.



                              Magnetic Insert/Card
                              Design Specification



                                      DRAFT



         REVISION  HISTORY:

         Revision   Date    Change Description                Author
             A     6-9-00   Original Draft                      S.
                                                             Kincannon
             B     7-6-00   Add card materials and options      S.
                                                             Kincannon


TABLE  OF  CONTENTS

1.0  SCOPE
This document describes the requirements for the design of the UltraCard Magnetic Insert/Card containing 5 Mbytes of magnetic data on the insert.

2.0  APPLICABLE DOCUMENTS
     2.1  UCxxxx, Design Specification of Reader/Writer.
     2.2  ISO/IEC 7810: 1995, Identification cards - Physical characteristics.
     2.3  ISO/IEC 7811-1: 1995, Identification cards - Recording technique
               Part 1: Embossing.
               Part 2: Magnetic stripe.
               Part 3: Location of embossed characters on ID-7 cards ----
               Part 4: Location of read only magnetic tracks -Tracks 1 and 2.
               Part 5: Location of read-write magnetic track -Track 3.
     2.4 ISO/IEC 7811-2: 1995, Identification cards - Recording technique -ISO/IEC 7811-6: 1996, Identification cards Recording technique - Part 6: Magnetic stripe - High coercivity.
     2.5 ISO/IEC 7812, Identification cards - Numbering system and registration procedure for issuer identifiers,
     2.6 ISO/IEC 7813: 1995, Identification cards - Financial transaction cards.
     2.7  ISO/IEC 7816: 1991, Identification cards - Integrated circuit cards.
     2.8  ISO/IEC 14443-1: 2000,  Identification cards -Integrated circuit cards
          - Contactless integrated circuit (s) cards.

3.0  PHYSICAL CHARACTERISTICS

The following physical characteristics describe the card after insertion of the magnetic insert into an ID-1 card type meeting the requirements of ISO 7810, ISO 7811, ISO 7812, ISO 7813, ISO 7816, and ISO 14443.

     3.1   General
          The physical characteristics specified for all types of identification cards in ISO 7810 shall apply to magnetic insert cards with the exception of Resistance to chemicals (see sub-clause 8.1.4). The card body shall not exhibit any adverse effects in flexure, lamination or physical dimensions when partially submerged into separate solutions, as described in ISO/IEC10373. Information contained on the magnetic stripe, integrated circuit or magnetic insert may be rendered ineffective as the result of contamination.

     3.2    Card  Material
          If laminated the card will be PVC, PET or Polycarbon. If injection molded the material will be ABS. The card will be 30 to 33 mils thick. The final card will be a hybrid of materials.

     3.3   Surface  Quality
          The final surface of the card may be matte, silk or high gloss. Print quality will be high and may be offset, UV, or silk screen. Printing will be overlaid with a protective layer.


                                    [diagram]



                    FIGURE 1. CARD BODY WITH INTERNAL POCKET


                                    [diagram]

                                                                       FIGURE 2.
MAGNETIC  INSERT

     3.4     Physical  Description  of  the  Magnetic  Insert

          The strip will be a 0.010 inch thick piece of beryllium copper, inconel or other nonmagnetic substrate that will be sputtered with a magnetic layer and protective overcoats. The insert will contain a data area that will hold 5 Mbytes of data.

     3.5     Additional  characteristics

          3.5.1 Mechanical strength

          The card shall resist damage to its surface and to any components contained in it and shall remain intact during normal use, storage and handling.

          3.5.2  Electromagnetic  interference  (between   magnetic  stripe  and
          magnetic insert)

          If the card carries a magnetic stripe, the magnetic insert shall not be damaged, malfunction or be altered after reading, writing or erasing of the magnetic stripe. Conversely, the writing and reading of the magnetic insert shall not cause a malfunction of the magnetic stripe or its associated reading, writing or handling mechanisms.

          3.5.3  Electromagnetic fields

          The exposure of the card to a ???? A*r/m (???? Oe) magnetic field shall not cause malfunction of the magnetic insert. The test shall be affected with a static magnetic field of the indicated value.

          WARNING - THIS MAGNETIC FIELD WILL ERASE THE CONTENTS OF THE MAGNETIC STRIPE (IF USED).

          3.3.4 Do not perform "Peel Strength" test (see ISO10373, subsection 5.3) through the pocket area of the card body.

     3.6     Interchangeability

      All magnetic strips can be read or written by any Ultracard reader/writer.

     3.7  Options
          Holograms:            Optional
          Signature  Panel:       Yes
          Punch  of  Plug:        No
          Personalization:
           Thermal  Printing:     Optional
           D2T2:                  Optional
           Laser  Engraving:      Optional
           Laser  Photo:          Optional
           Embossing:             Yes
           Ink  Jet:              Optional

4.0     RELIABILITY  REQUIREMENTS

     4.1  Insertions
          The card and insert can be inserted, read and written 20,000 times.

     4.2  Flexibility
          The card body with no integrated circuits or magnetic insert will withstand 20,000 flexures; with an integrated circuit 1000 flexures; and with the magnetic insert 250 flexures.

                      PROTOTYPE CARD SUBSTRATE DELIVERABLES
                      -------------------------------------

               Month 1        Month 2        Month 3        Month 4        Month 5        Month 6

Contracted     500 cards/    500 cards/     500 cards/     500 cards/     500 cards/     500 cards/
Mininum        month         month          month          month          month          month
Delivery

Contracted    Up to 2000     Up to 2000     Up to 2000     Up to 2000     Up to 2000     Up to 2000
Additional    cards/month    cards/month    cards / month  cards / month  cards / month  cards / month
Delivery




_______________
1  Price  for Additional Deliverable Card Substrates to be negotiated (See 4 (A)
(ii)

     IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the day and year set forth below adjacent to their respective signatures, but effective as of the day and year first set forth above.


                                       UltraCard,  Inc.,
                                       a  Nevada  corporation

Date:  July  14,  2000              By  /s/  Don  Mann
            ---                        --------------------------------
     Don  Mann,
     Chief  Technical  Officer

                                       CPI  INC,
                                       a  California  corporation

Date:  July  14,  2000              By  /s/  Leidy  Fogle
            ---                       ---------------------------------
                                       Leidy  Fogle,
                                       Vice  President  Manufacturing

                                          CPI  INC,
                                          a  Colorado  corporation

Date:  July,  2000                  By_________________________________

                                    Print______________________________

                                    Title______________________________